                                                                  EXHIBIT 10.15

                                 BUILDING LEASE


              In consideration of the mutual promises and covenants contained in this Lease, Landlord and Tenant agree:

              1.     FUNDAMENTAL LEASE PROVISIONS AND DEFINITIONS.

DATE OF LEASE:       March 12, 1997

"LANDLORD":          Riverview Building, LLC

"LANDLORD'S
ADDRESS":            3111 Koning Drive North
                     Sheboygan, WI 53083
                     Facsimile No.:

"TENANT":            Strategic Data Systems, Inc.

"TENANT'S
ADDRESS":            615 Pennsylvania Avenue
                     Sheboygan, Wisconsin 53082
                     Facsimile No.: (414) 459-9123

"PREMISES":          The land, building and all other improvements located at
615
                     Pennsylvania Avenue, Sheboygan, Wisconsin, the legal description of which is attached hereto as Exhibit A.

"LEASE TERM":        10 years

"COMMENCEMENT DATE": March 12, 1997.

"TERMINATION DATE":  February 28, 2007.

"BASE RENT":

       Years         Annual Base Rent      Monthly Installment
       1-4           $248,153              $20,679.42
       5-9           $272,968              $22,747.34
       10            $297,783              $24,815.25

"PERMITTED USE":            Offices and other uses ancillary thereto

              2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, for the term and upon the conditions set forth in this Lease. Tenant acknowledges that Landlord has made no warranties or representations regarding the Premises, and Tenant agrees to accept the Premises in its "AS IS" condition, subject to Landlord's repair, maintenance and environmental obligations set forth in this Lease.

              3. TERM. The Lease Term shall commence on the Commencement Date and expire at midnight on the Termination Date, unless sooner terminated as hereinafter provided.

              4. HOLDING OVER. If Tenant shall retain possession of the Premises after termination or expiration of this Lease, then (i) for each day, or part thereof Tenant so retains possession of the Premises, Tenant shall pay Landlord double the amount of the daily rate of Rent and other charges payable by Tenant under section 5 during the calendar month immediately preceding such termination or expiration together with any damages sustained by Landlord as a result thereof, and (ii) if such retention of the Premises is with the express or implied consent of Landlord, such tenancy shall be from month to month and in no event from year to year or any period longer than month to month.

              5. RENT. Tenant covenants and agrees to pay to Landlord at Landlord's Address, or at such other place designated by Landlord, without prior demand and without deduction or set-off, rent ("Rent") for the Premises consisting of the Base Rent set forth in Section 1 and, as Additional Rent, any and all other payments due under this Lease. Such payments shall be made in advance on or before the first day of each month, or as otherwise provided in this Lease. Base Rent and Additional Rent for any partial month at the beginning or end of the term of this Lease shall be prorated based upon the actual number of days of such month included in the term of this Lease.

              6. NET LEASE. Tenant's Rent to Landlord shall be net during the term of this Lease and Landlord shall receive all Rent free from any charges, assessments, expenses, or deductions whatsoever. Landlord shall not be called upon to make any expenditure for the maintenance, repair or preservation of the Premises (except as otherwise provided herein) and all costs, expenses and obligations of every kind relating to the Premises (except as otherwise provided herein) which may arise or come due during the term of this Lease shall be paid by Tenant, and Landlord shall be indemnified by Tenant against such costs, expenses and obligations except to the extent caused by Landlord, its employees, agents or contractors In no event shall there be any deduction or set-off of any nature whatsoever from the Rent due Landlord.

              7.     IMPOSITIONS.

                     (a) Except as may be otherwise provided herein, Tenant agrees to pay or cause to be paid in the name of Landlord as Additional Rent, before any fine, penalty, interest or cost is added thereto for the nonpayment thereof, all real estate taxes assessed with respect to the Premises and all personal property taxes assessed with respect to the Premises or personal property located on the Premises and other ad valorem taxes on tangible property, assessments, water and sewer rates and levies, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits (all of which taxes, assessments, water and sewer rates or charges, levies and other governmental charges, excepting only the "Rent Tax" hereinafter defined, levied or assessed against Landlord or Tenant, are herein referred to as "Impositions"), which are assessed, levied, confirmed, imposed against or become a lien upon the Premises during the Lease term.

                     (b) If at any time during the Lease term, a tax or excise on rents or income or other tax however described (herein called "Rent Tax") is levied or assessed by the State of Wisconsin or any political subdivision thereof on account of the rents hereunder or the interest of Landlord under this Lease, and if such Rent Tax is in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, Tenant covenants to reimburse Landlord on account thereof to the extent to which such real estate or other ad valorem taxes would have been classified as Impositions hereunder and to the extent herein otherwise provided. In no event shall Tenant be obligated to pay for any year, any greater amount by way of such Rent Tax than would have been payable by Landlord had the rentals paid under this Lease, upon which such Rent Tax is imposed, been the sole taxable income of Landlord for the year in question or to pay or to reimburse Landlord for any tax of any kind assessed against Landlord on account of any such Rent Tax reimbursement.

                     (c) Except to the extent provided in section 7(b) hereof, nothing in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, excess profits, or revenue tax or any other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease, and all such taxes shall be paid or discharged by Landlord.

              8. USE. The Premises shall be used and occupied for the Permitted Use only and for no other purpose. Tenant will not use the Premises in any manner that may make insurance difficult or impossible to obtain.

              9.     MAINTENANCE OF PREMISES.

                     (a) Landlord shall keep and maintain the foundation, exterior walls, roof and structural portions of the building in good repair and in a safe condition in accordance with the laws of the State of Wisconsin and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, except that Landlord shall not be called upon to make any such repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors. Tenant shall promptly advise Landlord of the need for any repairs to the foundation, exterior walls, roof or structural portions to the building. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said Premises and appurtenances, except as may be required under sections 13 and 18 hereof.

                     (b) Except as provided in section 9(a) of this Lease, and except to the extent that any of the following items become in need of repair as a result of Landlord's failure to comply with the terms of section 9(a) or as a result of Landlord's acts, Tenant shall keep and maintain in good order, condition and repair (including replacement of parts and equipment if necessary) the Premises and every part thereof and any and all appurtenances thereto wherever located including, but without limitation, all parking, landscaped and open areas and the building and all of its components including, without limitation, the exterior and interior portion of all doors, door frames, door checks, windows, window frames and plate glass, all plumbing and sewage facilities, all fixtures, the heating, ventilating and air conditioning and electrical systems, the sprinkler systems and all walls, floors and ceilings.

                     (c) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Wisconsin and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the Premises

                     (d) Tenant shall keep the Premises free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any construction lien within ten (10) days after written request therefor by Landlord. Tenant shall reimburse Landlord for any and all reasonable costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure of Tenant to pay any such amount to Landlord within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental.

                     (e) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the Premises.

                     (f) Tenant agrees to adequately heat the building to prevent any damage to the building or its systems resulting from cold weather..

              10. COVENANTS OF TENANT. Tenant agrees that it shall, at its expense:

                     (a) Give Landlord, its agents, employees, mortgagees and any other person or persons authorized by Landlord, access to the Premises at all reasonable times without charge or diminution of rent, to enable them to examine the Premises and to make such repairs, additions and alterations as Landlord may deem advisable, or to enter, view, show and inspect the Premises, provided it is done, if possible, in a manner so as not unduly or unreasonably to interfere with the conduct of Tenant's business.

                     (b) Not place any signs or any other projection upon the Premises or any lettering on the windows or doors thereof except pursuant to Landlord's written consent. Landlord hereby agrees that Tenant's current signage is approved and that Tenant may, at any time, place a sign or signs on the building with the logo attached hereto as Exhibit B.

                     (c) Not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the Wisconsin Standard Form of Fire or other insurance policies covering the Premises and the fixtures and property therein; comply with all rules and regulations or requirements of the National Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of fire insurance up n the Premises; and comply with all legal, health, fire and police regulations, laws and ordinances respecting the Premises and not use the Premises for any immoral or illegal purposes.

                     (d) Comply with all laws, orders, ordinances and regulations of federal, state, county and municipal authorities and with any direction made pursuant to law of any public officer or officers, which shall, with respect to the use of the Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's use of the Premises or from conditions which have been created by or at the instance of Tenant or required by reason of a breach of any of Tenant's covenants or agreements hereunder.

                     (e) Pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures, and other personal property located in the Premises.

              11.    INSURANCE.

                     (a) Landlord agrees to carry, at Tenant's expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring the Premises in an amount equal to its full replacement value. Landlord agrees to deliver to Tenant, upon execution of this Lease, a certificate of insurance evidencing such policy. The certificate shall provide that the insurer will not cancel or change the insurance without first giving Tenant thirty (30) days' prior written notice. Landlord shall also deliver to Tenant a certificate of insurance upon each renewal of the policy not less than 30 days prior to expiration of the coverage. Tenant shall reimburse Landlord for the cost of such insurance within 10 days of Tenant's receipt of an invoice therefor.

                     (b) Landlord shall carry, at Tenant's expense, rent loss insurance covering a period of twelve months. Tenant shall reimburse Landlord for the cost of such insurance within ten (10) days of Tenant's receipt of an invoice therefor.

                     (c) Tenant shall, during the entire term hereof, keep in full force and effect a policy of comprehensive general liability and property damage insurance with respect to the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises, including steam boiler insurance if applicable, in which the limits of liability shall be not less than Three Million Dollars ($3,000,000) combined single limit per occurrence.

                     (d) Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Premises, in an amount equal to their full replacement value. Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way tend to increase the insurance rates on the Premises. If Tenant installs any electrical equipment that overloads the lines in the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

                     (e) All policies of insurance to be carried by Tenant under this Lease shall name Landlord, any other parties in interest designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days' prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company authorized to do business in the State of Wisconsin and a copy of the paid-up policies evidencing such insurance or certificates of insurers certifying to the issuance of such policies shall be delivered to Landlord prior to commencement of the Lease Term and upon renewals not less than 30 days prior to the expiration of such coverage. Such policies shall also provide that no act or default of any person other than Landlord or its agent shall render the policy void as to Landlord or affect Landlord's right to recover thereon.

              12. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for loss arising out of damage or destruction of the Premises or personal property or contents therein if such damage or destruction is caused by a peril included within a standard form of fire insurance policy, with full extended coverage endorsement added, as from time to time issued in Wisconsin, to the extent that proceeds from such insurance are realized. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Landlord or Tenant, or their respective officers, employees, agents or customers. It is the intention and agreement of Landlord and Tenant that each party shall look to its insurer for reimbursement of any such loss and that the insurer involved shall have no subrogation rights against the other party. Each party shall advise its insurance company of this release and such policy shall, if necessary, contain a waiver of any right of subrogation by the insurer against the other party.

              13. DAMAGE OR DESTRUCTION. In case of damage to the Premises by fire, vandalism, malicious mischief or any other casualty, Landlord shall (unless this Lease shall be terminated as hereinafter provided) diligently proceed to make all the repairs necessary to restore the Premises (excluding any property of Tenant or improvements installed by Tenant) to substantially the same condition in which they existed immediately prior to such destruction or damage subject to delays which may arise by reason of adjustment of loss under insurance policies and delays beyond the reasonable control of Landlord; provided, however, that in no event shall Landlord be obligated to incur any costs or expenses in connection with such restoration in excess of the insurance proceeds real zed by Landlord. If Landlord does not substantially complete such repairs within one hundred eighty (180) days from the date of such casualty, Tenant may, within thirty (30) days thereafter, terminate this Lease effective as of the date of casualty by providing written notice thereto to Landlord. If Tenant does not so terminate the Lease within such 30-day period, or if Landlord has substantially completed the repairs prior to Tenant's delivery of the notice, the Lease shall remain in full force and effect. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate; provided, however, that if the damage is so extensive that Tenant cannot reasonably operate its business from the Premises, the entire rent shall abate until Landlord substantially completes the repairs. If the Premises are damaged to such an extent that Landlord shall, in its sole discretion, determine not to rebuild or repair, Landlord may terminate this Lease upon written notice thereof within 60 days of the date of such damage, in which event this Lease shall terminate as of the date of such damage, the Rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Premises.

              14. INDEMNIFICATION. Landlord and Tenant shall defend and indemnify the other party and save it harmless from and against any and all liability, damages, costs, or expenses, including reasonable attorneys fees, arising from any act, omission or negligence of the indemnifying party or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises, or arising from any breach or default under this Lease by the indemnifying party.

                     Landlord shall not be liable to Tenant except for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or its officers, agents or employees but only to the extent Tenant is not compensated therefor by insurance. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property of Tenant therein or the eon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including without limitation, water, steam or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, the failure of any systems or facilities in the Premises or other similar cause in, above, upon or about the Premises.

                     Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, or other persons, which may be caused by the Premises, or any appurtenances thereto, being out of repair, or by theft, or by vandalism, or by any act or neglect of any other person, or by any other cause of whatsoever nature.

              15. LANDLORD'S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of Landlord's interest in the Premises, as such interest may from time to time be encumbered; and neither Landlord nor Landlord's members shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

              16. UTILITIES. Tenant shall pay or cause to be paid all charges for gas, electricity, water, sewerage, heat or other fuel or power or any other utility or service used, rendered or supplied upon or in connection with the Premises. Landlord does not warrant that any of the services referred to in this Lease will be free from interruption, curtailment or suspension, Tenant acknowledging that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements, or by reason of causes beyond the reasonable control of Landlord. No interruption, curtailment or suspension of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant's obligations under this Lease, nor shall there be any abatement of Rent or other charges. In the event that utilities are interrupted for a period of more than 30 consecutive days, Tenant may terminate this Lease effective as of the first day of such interruption.

              17. IMPROVEMENTS AND ALTERATIONS. Alterations, installations, additions, and improvements ("Improvements") to the Premises shall be made only upon the written approval of Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's approval shall not be required for (a) any Improvements that are not of a structural nature and that cost less than $10,000 or (b) any rewiring of the building by Tenant for the telecommunications, e-mail, video and other electrical demands it may have. Improvements by Tenant shall be made at Tenant's sole cost and expense and any contractor or person selected by Tenant to make Improvements must first be approved in writing by Landlord. All Improvements, together with all repairs required to be made by Tenant, shall be made in a good and workmanlike manner and in compliance with all governmental requirements and rating bureau recommendations, and shall be performed by competent workmen. Tenant shall obtain all necessary permits from governmental authorities and provide Landlord with copies thereof prior to commencing construction of any Improvements Tenant shall promptly repair any damage and perform any necessary cleanup to the Premises resulting from any Improvements made by Tenant. AU Improvements, temporary or permanent (except trade fixtures, furniture and equipment belonging to Tenant which are removable) in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises (except to the extent Landlord requires such Improvements to be removed as provided in section 24), all without compensation, allowance or credit to Tenant and shall not constitute Additional Rent or payment in lieu of Base Rent or Additional Rent. Tenant agrees not to create, incur, impose, permit or suffer to exist any lien or other obligation against the Premises or Landlord by reason of any Improvement or any repair or decoration permitted or required to be made by Tenant pursuant to this Lease, and Tenant agrees to hold Landlord harmless from and against any such lien claim. At its expense, Tenant shall cause to be discharged, within ten days of the filing thereof, any construction lien claim filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, or on behalf of Tenant; provided, however, that in the event of a good faith dispute by Tenant as to the validity of such lien, Tenant shall have the right, in lieu of discharging said lien, to furnish Landlord within such ten day period, with a bond satisfactory to Landlord, indemnifying Landlord against loss by reason of any such lien.

              18.    EMINENT DOMAIN.

                     (a) In the event the entire Premises are lawfully condemned or taken in any manner for any public or quasi-public use or purpose, or sold or conveyed in lieu of condemnation, this Lease shall terminate as of the date of such taking or conveyance and Tenant shall have no interest in any award resulting from such taking except for moving expenses and Improvements included in the award which shall have been installed and paid for by Tenant and any other allowable claims of Tenant provided such claims do not reduce the amount that Landlord would be entitled to receive absent such claims of Tenant.

                     (b) In the event only a portion of the Premises is taken or conveyed, the Base Rent shall be equitably adjusted, unless Landlord or Tenant shall elect to terminate this Lease as of the date of such taking or conveyance, provided Tenant's right to terminate this Lease as a result of a partial taking shall only arise if such partial taking materially affects the conduct of Tenant's business from the Premises. Tenant may terminate this Lease upon written notice thereof within 30 days of such taking or conveyance. Landlord shall notify Tenant of such equitable adjustment or its election to terminate this Lease within 60 days of such taking or conveyance, which shall in any event be effective as of the date of such taking or conveyance.

              19.    ASSIGNMENT AND SUBLETTING.

                     (a) Except as provided in sections l9(c) and 19 d) below, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or encumber this Lease, nor sublet the whole or any part of the Premises without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Landlord agrees that in the event Tenant requests an assignment, transfer or sublease, Landlord shall, within 20 days after the receipt of the Assignment Documents (as defined in section l9(b) below), notify Tenant whether Landlord approves or disapproves such assignment, transfer or sublease, and if disapproved, the reasonable objections thereto. If Landlord fails to provide such notice within such 20-day period, Landlord shall be deemed to have consented to such assignment, transfer or sublease. No such assignment or subletting shall relieve Tenant of any liability under this Lease. Consent to any such assignment or subletting shall not operate as a waiver of the necessity of a consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. Except as provided in section l9(c) below, any transfer of this Lease by merger, consolidation, reorganization or liquidation, or any change in the ownership of, or power to vote, the majority of Tenant's outstanding voting stock, or a recapitalization which effectively alters such voting control, shall constitute an assignment for the purpose of this section.

                     (b) Any assignee or subtenant approved by Landlord shall assume all obligations of Tenant and shall be jointly and severally liable with Tenant for the payment of Base Rent and Additional Rent and performance of all terms, covenants and conditions. In connection with any sublease or assignment, Tenant shall provide Landlord with copies of the following (collectively, the "Assignment Documents"): (i) all assignments, subleases and assumption instruments; (ii) financial information on the proposed assignee or sublessee; and

(iii) any other information reasonably requested by Landlord to enable it to make an informed decision regarding such sublease or assignment.

                     (c) Tenant shall not be required to obtain Landlord's consent with respect to any assignment of this Lease or subletting of the Premises to an Affiliate of Tenant (as defined below). Tenant shall not be required to obtain Landlord's consent with respect to a change in Tenant's ownership or the control of Tenant resulting from an initial public offering of stock or any stock transfer subsequent to the initial public offering. An "Affiliate" means any entity which is a parent or subsidiary of, or which is controlled by, either Tenant or Millers Integrated Claims Resources, Inc.

                     (d) Tenant shall not be required to obtain Landlord's consent with respect to any collateral assignment or mortgage of Tenant's interest in this Lease in connection with any bank financing Tenant obtains.

                20.    DEFAULT BY TENANT AND RIGHTS OF LANDLORD.

                     (a) If at the Lease Commencement Date or at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for liquidation, reorganization or involuntary dissolution or for the appointment of a receiver or trustee of all or a portion of Tenant's property, (provided, however, that if an involuntary action is filed against Tenant, Tenant shall have 90 days thereafter to dismiss such action before Tenant shall be in default hereunder) or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord, exercised within 30 days after notice of the happening of any one or more of such events, (or the expiration of the 90-day period relating to involuntary actions) may be cancelled and terminated and in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the same, and Landlord, in addition to the other rights and remedies Landlord has by virtue of this Lease or any statute or rule of law, may retain as security for its damages any Base Rent, Additional Rent, or monies received by Landlord from Tenant or others on behalf of Tenant.

                     (b) If Tenant either (i) fails to pay any installment of Rent or other charges due hereunder within 5 days after delivery of written notice, or (ii) fails to perform any other covenant, term, agreement or condition of this Lease within 30 days after notice from Landlord (provided, however, if such failure cannot reasonably be cured within such 30 -day period, it shall not be a default hereunder so long as Tenant has commenced the cure within such 30-day period and diligently prosecutes such cure to completion), or (iii) vacates or abandons the Premises for a period in excess of 30 consecutive days, then, in any of such cases, Landlord, in addition to all other rights and remedies available to Landlord by law or by other provisions hereof, may, without process, immediately re-enter the Premises and remove all persons and property, and, at Landlord's option, terminate this Lease as to all future rights of Tenant. Tenant further agrees that in case of any such termination Tenant will indemnify Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, but not limited to, costs of restoring and repairing the Premises and putting the same in rentable condition, costs of renting the Premises to another occupant (including rent concessions), loss or diminution of Rent and other damage which Landlord may incur by reason of such termination. Neither acceptance of Rent or other charges by Landlord, with or without knowledge of breach or default, nor failure of Landlord to take action on account of any breach or default hereof or to enforce its rights hereunder shall be deemed a waiver of any breach or default, and absent specific written notice or consent to the contrary, said breach or default shall be a continuing one. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

                     (c) If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms and provisions in any section of this Lease, or if Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by Tenant hereunder, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations to make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease, remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only upon Tenant's failure to remedy such default within ten days after Landlord shall have notified Tenant in writing of such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with Tenant's default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, Tenant shall pay to Landlord as Additional Rent such sums paid or obligations incurred, with costs and interest at the rate of 18% per year or the maximum rate permitted by law, whichever is lower. In any event, Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Base Rent or Additional Rent.

                     (d) Any amounts owing from Tenant to Landlord under this Lease shall bear interest at the highest rate permitted by law in the State of Wisconsin, not to exceed the annual rate of 18% calculated from the date due until the date of payment. In addition to the foregoing remedies, if any payment of Base Rent or Additional Rent is not paid when due (after expiration of any applicable cure period), Tenant shall pay a late charge equal to 1% of the amount of such overdue payment per month or portion thereof as liquidated damages for Landlord's extra expense in handling such past due account. If Landlord accepts any late payment and late charge, and Tenant did not make any other late payments within the immediately preceding eleven (11) months, Landlord will be deemed to have waived its right to put Tenant in default for such late payment.

                21.    SALE OR MORTGAGE OF LANDLORD'S INTEREST.

                     (a) Landlord may sell, assign or otherwise transfer, in whole or in part, its interest in this Lease and its reversion hereunder. Landlord shall require the transferee to accept the interest transferred subject to this Lease. The transfer shall release Landlord from any further liability (but not prior obligations) to Tenant hereunder and, after any such transfer, Tenant shall look solely to the transferee for the performance of the obligations of the party who from time to time is the landlord under this Lease so long as such transferee agrees in writing to recognize Tenant's rights under this Lease. If Landlord transfers to such a transferee any other security Landlord holds for performance of Tenant's obligations hereunder and so notifies Tenant, Landlord shall have no further liability to Tenant concerning such security and Tenant shall henceforth look solely to the transferee.

                     (b) Within ten (10) days after written request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which rent and any other charges payable by Tenant hereunder are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed, and (iii) in case of a transfer of Landlord's interest, attorning to the transferee. Tenant hereby acknowledges that prospective purchasers and encumbrancers of the Premises (or of property of Landlord on which the Premises are a part) may incur obligations or extend credit in reliance upon the representations of Tenant contained in such statement. Tenant's failure to deliver such statement to Landlord within said ten (10) day period shall conclusively evidence Tenant's representation and agreement that: this Lease is in full force and effect, without modification, except as Landlord may represent; there are no uncured defaults m Landlord's performance hereunder; and Tenant has not paid more than one month's rent in advance.

                     (c) Within ten (10) days after written request from Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder or specifying such defaults if any are claimed. Landlord's failure to deliver such statement to Tenant within said ten (10) day period shall conclusively evidence Landlord's representation and agreement that: this Lease is in full force and effect, without modification, except as Tenant may represent; and there are no uncured defaults in Tenant's performance hereunder.

              22. SUBORDINATION. This Lease, and the term and estate hereby granted, and all of the rights of Tenant hereunder, are subject and subordinate to any underlying leases and the liens of any mortgage or mortgages now or hereafter in force against the Premises and/or the land on which it sits, as well as to any and all zoning laws, ordinances and regulations, conditions and agreements affecting said real estate at any time, and Tenant shall execute such reasonable further instruments subordinating this Lease to the lien or liens of any such lease or mortgage as shall be reasonably requested by Landlord.

              23. QUIET ENJOYMENT. Landlord covenants that if Tenant shall pay the Rent and observe and perform all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject to the terms and conditions of this Lease.

              24. SURRENDER OF PREMISES. Upon the termination of this Lease for any reason, Tenant shall remove Tenant's goods, effects and fixtures and those of any other persons claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are at the commencement of this Lease or thereafter may be improved by Landlord and Tenant, reasonable use and wear thereof, condemnation, fire or other casualty, acts of God and repairs which are Landlord's obligation excepted. If required by Landlord, Tenant shall also remove any Improvements made by Tenant during the Lease term; provided, however, that Tenant shall not be obligated to remove any Improvements of a structural nature if Landlord consented to such Improvements being constructed. Goods and effects not removed by Tenant at the termination of this Lease shall be considered abandoned and Landlord may dispose of the same as it deems expedient but Tenant shall promptly reimburse Landlord for any reasonable expenses incurred by Landlord in connection therewith (net of any salvage value received by Landlord) including, without limitation, the cost of removal thereof and of repairing, to the reasonable approval of Landlord, any damage occasioned by such removal. Tenant shall repair, to the reasonable approval of Landlord, any damage to the Premises resulting from the removal of Tenant's goods, effects, fixtures and Improvements.

              25.    HAZARDOUS MATERIALS.

                     (a) Tenant agrees that Tenant, its agents and contractors, licensees or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, asbestos or other similar substances, petroleum products or derivatives or any other materials hazardous to human health or the environment (collectively "Hazardous Materials") on, under or about the Premises, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion), provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

                     (b) Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims (whether pending or threatened and expressly including strict liability), losses, liabilities, damages, costs (including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority), expenses, actions, demands, judgments, penalties, or injuries to or by any person or entity (including, but not limited to, any governmental entity, adjacent or affected landowner, employees or other invitees of future owners or occupants, private party or other third party) including, without limitation, loss of rental income (unless and to the extent covered by any insurance carried by Landlord), loss due to business interruption (unless and to the extent covered by any insurance carried by Landlord) and reasonable attorneys' and consultants' fees and costs and litigation expenses, arising out of or in any way connected with the use, manufacture, storage or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises or the violation by Tenant of any laws regarding human health or the environment with respect to the Premises. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease.

                     (c) Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term and during any extensions thereof or holdover by Tenant. Tenant shall take reasonable precautions to prevent the contamination of the Premises with Hazardous Materials by third parties.

                     (d) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Materials

                     (e) Landlord shall reimburse, defend, indemnify and hold Tenant harmless from and against any and all claims (whether pending or threatened and expressly including strict liability), losses, liabilities, damages, costs, expenses, actions, demands, judgments, penalties, or injuries to or by any person or entity (including, but not limited to, any governmental entity, adjacent or affected landowner, employees or other invitees or future owners or occupants, private party or other third party) including, without limitation, loss due to business interruption (unless and to the extent covered by any business interruption insurance carried by Tenant) and reasonable attorneys' and consultants' fees and costs and litigation expenses, arising out of or in any way connected with (i) the presence of Hazardous Materials which exist on the Premises as of the Commencement Date of this Lease ("Existing Hazardous Materials"), (ii) the presence of Hazardous Materials that come to exist in the Premises as a result of migration of Hazardous Materials from adjacent properties ("Migrating Hazardous Materials") (to the extent the Migrating Hazard us Materials do not come to exist in the Premises as a result of the acts of Tenant, its agents, contractors, licensees or invitees), (iii) the violation by Landlord of any laws regarding human health or the environment with respect to the Premises or (iv) the failure of Landlord to remediate, as required by applicable law, any Existing Hazardous Materials or Migrating Hazardous Materials on the Premises. Tenant shall provide Landlord with reasonable access to the Premises and shall cooperate with Landlord if Landlord is required to remediate any Existing Hazardous Materials or Migrating Hazardous Materials on the Premises.

              26.    MISCELLANEOUS PROVISIONS.

                     (a) The titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                     (b) All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

                     (c) Waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition of this Lease, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of Base Rent or Additional Rent.

                     (d) This Lease contains all covenants and agreements between Landlord and Tenant relating in any manna to the Base Rent, Additional Rent, Tenant's use and occupancy of the Premises and other matters set forth in this Lease. No prior agreements or understandings pertaining thereto shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or amended except in writing signed by Landlord and Tenant.

                     (e) Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect. If the intent of any sections of this Lease so indicate, the obligations of Landlord and Tenant pursuant to such sections of this Lease shall survive the termination of this Lease.

                     (f) No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other charges stipulated herein shall be deemed to be other than on account of the earliest stipulated Base Rent, Additional Rent or other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent, Additional Rent and other charges or pursue any other remedy in this Lease.

                     (g) All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served by facsimile, personal service or by mailing by registered or certified mail, postage prepaid, at such address, or facsimile number, as the parties may from time to time designate to the other in writing. The time of rendition of such notice shall be deemed to be the time when the notice is either sent via confirmed facsimile, personally delivered or deposited in the mail as herein provided. All notices, consents or actions required to be given by Tenant must be executed by F. George Dunham, m or Joy Keller or by such other officers as F. George Dunham, m may specify in writing to Landlord.

                     (h) Time periods or deadlines for Landlord's or Tenant's performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the nonperforming party's performance is prevented due to circumstances beyond the party's control, including, without limitation, labor disputes, embargoes, governmental restrictions or regulations, inclement weather and other acts of God, war or other strife.

                     (i) In the event of any dispute, litigation or judicial action in connection with this Lease or its enforcement, the prevailing party in such dispute, litigation or action shall be entitled to recover reasonable attorneys' fees and expenses in connection therewith from the nonprevailing party.

              IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed as of the day and year first above written.

                                           LANDLORD:

                                           RIVERVIEW BUILDING, LLC



                                           BY /s/ STUART H. WARRINGTON
                                              ---------------------------------
                                                 Stuart H. Warrington, Member


                                           TENANT:

                                           STRATEGIC DATA SYSTEMS, INC.


                                           BY /s/ F. GEORGE DUNHAM, III
                                              ---------------------------------
                                                 F. George Dunham, III,
                                                                       --------

                                   EXHIBIT A


Lots One (1), Two (2), Three (3), Four (4), Five (5) and Six (6) of Block 178 of the original Plat of the City of Sheboygan.

Also the following described property Commencing at the Southwest corner of Lot 6, Block 178, Original Plat, thence South, parallel to the east right-of-way line of North 7th Street, 18 feet to the Northwest corner of Lot 7, Block 178, Original Plat, thence East parallel to the South right-of-way line of Pennsylvania Avenue, 360 feet to the Northeast corner of Lot 12, Block 178, Original Plat, thence North parallel with the West right-of-way line of Riverfront Drive to the Southeast corner of Lot 1, Block 178, Original Plat, thence West parallel to the South right-of-way line of Pennsylvania Avenue, 360 feet to the point of beginning.

Tax Key Number 109220.

                                   EXHIBIT B

                                   Sign Logo